UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 27, 2006, Pharmacopeia Drug Discovery, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Collaboration and License Agreements, effective as of July 9, 2003, between (i) the Company and Schering Corporation and (ii) the Company and Schering-Plough Ltd. (collectively, the “2003 Agreements”).   The Amendment extends the terms of the Company’s existing collaborations with Schering-Plough from August 7, 2006 to October 7, 2006.  The Amendment provides that from June 10, 2006 until October 7, 2006, the Company will provide ten (10) chemistry full time employees (“FTEs”) for the performance of the Schering-Plough collaborations.  Prior to the Amendment, the Company had been required to provide twenty (20) chemistry FTEs for the performance of the collaborations until August 7, 2006.

Neither the total number of hours worked by the Company’s FTEs nor the total amount of FTE funding paid by Schering-Plough to the Company under the 2003 Agreements changes as a result of the Amendment.  That FTE funding will compensate the FTE efforts through October 7, 2006.  After the term, the Company will continue to be entitled to payments resulting from the successful achievement by Schering-Plough, if any, of preclinical and clinical milestones as well as royalty payments from sales, if any, of products resulting from compounds already delivered by the Company and accepted by Schering-Plough under the collaborations.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number
10.1

Amendment No. 1, dated July 27, 2006, to the Collaboration and License Agreements, effective as of July 9, 2003, between (i) the Company and Schering Corporation and (ii) the Company and Schering-Plough Ltd.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

By:	/s/ Brian M. Posner
Brian M. Posner, Executive Vice President, Chief Financial Officer and Treasurer

Date:  August 2, 2006